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                                                                     Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CCB Financial Corporation

     We consent to incorporation by reference in Registration Statements (No. 33-61268) on Form S-8, (No. 33-61272) on Form S-8, (No. 33-53595) on Form S-8,
(No. 33-53593) on Form S-8, (No. 33-53599) on Form S-8, (No. 33-53597) on Form
S-8, (No. 33-51657) on Form S-8, (No. 33-54645) on Form S-8, (No. 33-61270) on
Form S-8, (No. 33-61791) on Form S-8, (No. 33-61797) on Form S-8, (No.
333-22031) on Form S-8, (No. 333-20457) on Form S-8, (No. 333-34207) on Form
S-8, (No. 333-34231) on Form S-8 and (No. 333-47721) on Form S-8 of CCB
Financial Corporation of our report dated January 20, 1998, relating to the consolidated balance sheets of CCB Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of CCB Financial Corporation.


                                    /s/ KPMG PEAT MARWICK LLP
                                    -------------------------
                                        KPMG Peat Marwick LLP

Raleigh, North Carolina
March 17, 1998